EXHIBIT 23.38

CONSENT OF EXPERT

In connection with the Registration Statement on Form F-10/F-4, including any amendments thereto (the “Registration Statement”), of Yamana Gold Inc., I, William Wulftange, P.Geo., Senior Vice President, Exploration of Yamana, hereby consent to the use of my name in connection with the reference to the disclosure contained under the headings “Description of the Business—Material Mineral Properties—Chapada Mine—Current Exploration and Development”, “Description of the Business—Material Mineral Properties—El Peñón Mine—Current Exploration and Development”, “Description of the Business—Material Mineral Properties—Mercedes Mine—Current Exploration and Development”, “Description of the Busines—Material Mineral Properties—Gualcamayo Mine—Current Exploration and Development”, “Description of the Business—Material Mineral Properties—Jacobina Mining Complex—Current Exploration and Development” in the Registration Statement.

YAMANA GOLD INC.

By:	/s/ William Wulftange
Name:	William Wulftange, P.Geo.
Title:	Senior Vice President, Exploration

October 6, 2014